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                                                                    Exhibit 10.2

                                    [Form of]

                               STOCK OPTION GRANT

                           THE PRINCETON REVIEW, INC.

Date of Issue:
Granted To:
Social Security No.:
Option No.:
                                  Total Shares:

Option price per share:   Fair Market Value on Issue Date (the closing price per
                          share of TPR's common stock as listed on NASDAQ on March 31, 2003)

Your Option and Its Vesting

The definition of any terms used herein may be found in The Princeton Review Glossary.

Your option is intended to be a Non-Qualified Stock Option.

Your option is 100% vested as of this date.

Payment Methods

Payment of the option price shall be made in U.S. dollars or, in the discretion of the Compensation Committee of TPR (the "Compensation Committee"), in the Common Stock of TPR valued at its Fair Market Value, a combination of such Common Stock and cash or any other method as may be approved by the Compensation Committee. However, payment may not be made with Common Stock unless stock has been held for at least six months. Payment shall be made to TPR at its corporate office, 2315 Broadway, New York, New York 10024.

Agreements

(1) This option grant together with the cash bonus referred to in Section 2 below is your 2002 bonus as determined by TPR. Except as provided in
     Section 2 below, as a condition to the granting of this option, you hereby waive any and all right to and interest in, and you release TPR from any obligation to pay, any cash bonus payment for services provided by you to TPR during the year ended December 31, 2002 pursuant to any agreement, arrangement, policy or other understanding.





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(2)  For services provided by you to TPR in the year ended December 31, 2002,
     TPR has decided to pay to you in addition to this option, a cash bonus equal to $___________.

Conditions of Exercisability

The exercise of your option is subject to the following terms and conditions:

     1. As a prerequisite to delivery of any stock certificates upon your exercise of an option granted hereunder, you shall give an undertaking and agree to the placing of such legends on your certificates as may be required by the Compensation Committee to assure compliance with any federal or state securities laws. The Common Stock purchased pursuant to the exercise of an option granted hereunder cannot be sold unless it has been registered under the Securities Act of 1933, as amended, or is subject to an exemption from registration under such Act.

     2. In the event of your death during the term hereof, your rights to exercise this option may be exercised prior to the expiration of the term hereof after death by your estate or by any person who acquires such option by inheritance or devise.

     3. This option will be exercisable for its stated term, notwithstanding the earlier termination of your employment for any reason.

     4. This option is not, in any event, exercisable after the expiration of ten years from this date.

     5. The exercise of this option is subject to all the terms and conditions contained in The Princeton Review, Inc. Stock Incentive Plan, as the same may be amended from time to time, a copy of which is available in and from the office of the Secretary of TPR.

     6. In connection with the exercise of this option, TPR shall have the right to withhold from your salary or other amounts payable to you, or to require you to make arrangements to pay in a manner satisfactory to TPR, the appropriate amount of applicable withholding taxes, if any. Without limiting the scope of the preceding sentence, you shall have the right to elect to pay your withholding taxes to TPR in cash or in such form and manner as the Compensation Committee shall prescribe, to have such number of shares of Common Stock otherwise issuable with respect to the exercise of this option reduced by the amount necessary to satisfy all or part, as you may so elect, of your withholding obligation, and to transfer to TPR unrestricted shares of Common Stock already held by you to satisfy all or any part, as you may so elect, of your withholding obligation, provided that no more than the statutory withholding rate shall be withheld.

Please retain this copy for your files.

THE PRINCETON REVIEW, INC.


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By:                                             Name
Title: